UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2009

CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Changes to Fiscal Year.

On September 17, 2009, the Board of Directors of Citizens & Northern Corporation (the “Corporation”) adopted an amendment to its Articles of Incorporation that adds a new Article Nineteenth which permits the Corporation to issue uncertificated shares.  The amendment was adopted in order to clarify the authority of the Corporation to issue uncertificated shares.  The amendment was effective upon the filing of Articles of Amendment with the Pennsylvania Department of State, which occurred on September 18, 2009.  The foregoing description of the amendment is qualified in its entirety by reference to the full text of Articles Nineteenth included in the Articles of Incorporation, as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Also on September 17, 2009, the Board of Directors of the Corporation amended Article V of its By-Laws by adding thereto a new Section 5.3 to provide for uncertificated shares and specifying a statutorily required notice to be given to registered owners of uncertificated shares upon issuance or transfer thereof.  The foregoing description of the amendment is qualified in its entirety by reference to the full text of Section 5.3 included in the By-Laws, as amended, attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	3.1	Articles of Incorporation as amended through September 18, 2009; and

	3.2	By-Laws as amended through September 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: September 21, 2009	By:	/s/ Craig G. Litchfield
Craig G. Litchfield, President & CEO

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation as amended through September 18, 2009; and
3.2	By-Laws as amended through September 17, 2009.